CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2007, relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Report to Shareholders of Nationwide Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Philadelphia, Pennsylvania
February 25, 2008